UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: July 16, 2015

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The 2015 annual meeting of shareholders of Oragenics, Inc. was held on July 16, 2015.

(b) At the annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Dr. Frederick Telling, Ms. Christine Koski, Mr. Robert Koski, Mr. Charles Pope, and Dr. Alan Dunton were each re-elected as Directors, to serve until the our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non- Votes
Dr. Frederick Telling	24,374,527	2,074,276	5,805,776
Christine Koski	25,822,258	626,545	5,805,776
Robert Koski	25,824,618	624,185	5,805,776
Charles Pope	23,985,409	2,463,394	5,805,776
Dr. Alan Dunton	24,063,150	2,385,653	5,805,776

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	26,117,066
AGAINST	264,025
ABSTAIN	67,712
BROKER NON-VOTES	5,805,776

PROPOSAL III: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2015.

FOR	32,215,650
AGAINST	34,824
ABSTAIN	4,105

Item 8.01	Other Events.

On July 17, 2015 Oragenics, Inc. (the “Company”) issued a press release announcing that the Board of Directors had been re-elected.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 17, 2015

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 21st day of July, 2015.

ORAGENICS, INC.
(Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer